EXHIBIT 32.1

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of E Prime Aerospace Corporation, a Colorado corporation (the "Company"), on Form 10-QSB/A for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission (the "Report"), James D Oldham III, Chief Executive Officer, President and Director of the Company, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ James D Oldham III
------------------------------------------------
James D Oldham III
Chief Executive Officer, President and Director
December 12, 2006






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[A signed  original of this written  statement  required by Section 906 has been provided to E'Prime Aerospace Corporation and will be retained by E'Prime Aerospace Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]